Date and Time: September 22, 2005 12:10 PM Pacific Time

Ministry of Finance	Mailing Address:	Location:
Corporate and Personal	PO BOX 9431 Stn Prov Govt.	2nd Floor - 940 Blanshard St.
Property Registries	Victoria BC V8W 9V3	Victoria BC
www.corporateonline.gov.bc.ca		250 356-8626

Transition Application

FORM 43
BUSINESS CORPORATIONS ACT
Section 437

FILING DETAILS:	Transition Application for:
MIRANDA GOLD CORP.

Filed Date and Time:	September 22, 2005 12:10 PM Pacific Time

Transition Date and	Transitioned on September 22, 2005 12:10 PM Pacific Time
Time:

TRANSITION APPLICATION

This confirms there has been filed with the registrar all records necessary to ensure that the information in the corporate registry respecting the directors of the company is, immediately before the transition application is submitted to the registrar for filing, correct.

Incorporation Number:	Name of Company:

BC0446397	MIRANDA GOLD CORP.

NOTICE OF ARTICLES

Name of Company:

MIRANDA GOLD CORP.

BC0446397 Page: 1 of 3

REGISTERED OFFICE INFORMATION
Mailing Address:	Delivery Address:
1710 1177 WEST HASTINGS ST	1710 1177 WEST HASTINGS ST
VANCOUVER BC V6E 2L3	VANCOUVER BC V6E 2L3
CANADA	CANADA

RECORDS OFFICE INFORMATION
Mailing Address:	Delivery Address:
1710 1177 WEST HASTINGS ST	1710 1177 WEST HASTINGS ST
VANCOUVER BC V6E 2L3	VANCOUVER BC V6E 2L3
CANADA	CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
CUNNINGHAM, KENNETH
Mailing Address:	Delivery Address:
5900 PHILOREE LANE	5900 PHILOREE LANE
RENO, NV 89511	RENO, NV 89511

Last Name, First Name, Middle Name:
HIGGS, DENNIS
Mailing Address:	Delivery Address:
4520 WEST 5TH AVENUE	4520 WEST 5TH AVENUE
VANCOUVER, BC V6R1S7	VANCOUVER, BC V6R1S7

Last Name, First Name, Middle Name:
LLOYD, AILEEN
Mailing Address:	Delivery Address:
3996 MICHENER COURT	3996 MICHENER COURT
NORTH VANCOUVER BC V7K3C7	NORTH VANCOUVER BC V7K3C7

Last Name, First Name, Middle Name:
RISTORCELLI, STEVE
Mailing Address:	Delivery Address:
393 FRICKE COURT	393 FRICKE COURT
GARDNERVILLE NV	GARDNERVILLE NV
89410	89410

Last Name, First Name, Middle Name:
CRAGG, JAMES F.
Mailing Address:	Delivery Address:
665 SO SKINKER BLVD. 15H	665 SO SKINKER BLVD. 15H
ST. LOUIS MO 63105	ST. LOUIS MO 63105
UNITED STATES	UNITED STATES

BC0446397 Page: 2 of 3

PRE-EXISTING COMPANY PROVISIONS

The Pre-existing Company Provisions apply to this company.

AUTHORIZED SHARE STRUCTURE

1.	100,000,000	Common Shares	Without Par Value

Without Special Rights or
Restrictions attached

BC0446397 Page: 3 of 3